Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-A of BioQuest Corp. of our report dated September 25, 2020, relating to the consolidated financial statements for the years ended April 30, 2020 and 2019 of BioQuest Corp., which appears in the Company’s Form 8-K, filed on October 14, 2020.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

October 21, 2020